Exhibit 23.1


             [Crowe, Chizek and Company Letterhead]








            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-4 of AMBANC Corp., of our report dated
January 27, 1995 on the 1994, 1993, and 1992 consolidated financial statements of AMBANC Corp. and we consent to the use of our name and the statements with respect to us appearing under the heading "Experts" in the Prospectus.


                                   /s/ Crowe, Chizek and Company

                                   Crowe, Chizek and Company


Indianapolis, Indiana
July 14, 1995



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